SECOND AMENDMENT TO MANAGEMENT STOCKHOLDER’S AGREEMENTS (THIS “AMENDMENT”)

Effective June 3, 2010

WHEREAS, Dollar General Corporation a Tennessee Corporation (the “Company”), and Buck Holdings, L.P., a Delaware limited partnership (“Parent”), have previously entered into a number of Management Stockholder’s Agreements (all such agreements, as amended through the date hereof, collectively, the “Management Stockholders Agreements”) with certain individuals who are key employees of the Company or one of its subsidiaries (the “Management Stockholders”); and

WHEREAS, in connection with the secondary offering (the “Secondary Offering”) of shares of Common Stock made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-165800), including a prospectus supplement dated April 14, 2010 to the prospectus contained therein dated March 31, 2010, each Management Stockholder was either contractually entitled to exercise or was voluntarily extended the right to exercise Piggyback Registration Rights pursuant to Section 9 of the Agreement (the “April 2010 Piggyback Rights”); and

WHEREAS, the Company and Parent deem it desirable and in the bests interests of the Company and its shareholders to allow the Management Stockholders to continue to have the right to exercise Piggyback Registration Rights with respect to the number of shares of Common Stock subject to the April 2010 Piggyback Rights that were not sold by such Management Stockholder in connection with the Secondary Offering upon the occurrence of future sales of Common Stock by any of the Investors in accordance with the terms of the Registration Rights Agreement; and

WHEREAS, the Company and Parent deem it desirable and in the best interests of the Company and its shareholders to further allow Senior Management Stockholders and, if Piggyback Registration Rights are voluntarily extended to such person, any Management Stockholder who is not a Senior Management Stockholder, in connection with any future Piggyback Registration Rights to the extent not exercised in connection with the offering in which such Piggyback Registration Rights arise, to continue to have Piggyback Registration Rights in each further future sale of Common Stock by any of the Investors in accordance with the terms of the Registration Rights Agreement with respect to the shares of Common Stock not sold in connection with any prior offering; and

WHEREAS, Section 16 of the Management Stockholders Agreements provides that the Management Stockholders Agreements may be amended by the Company, subject to the conditions specified therein, at any time upon notice to the Management Stockholders thereof; and

WHEREAS, the Company and Parent desire to amend the Management Stockholders Agreements for the benefit of the Management Stockholders as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements specified in this Amendment, the parties hereto hereby agree as follows:

1.  Amendment to Management Stockholders Agreements.  (a)  The first sentence of Section 9(a) of the Management Stockholders Agreements is hereby amended by inserting the words “, to any Management Stockholder who holds Banked Shares” immediately after the phrase “The Parties agree to be bound, with respect to Senior Management Stockholders” in the first sentence thereof.

(b)  The last sentence of Section 9(a) of the Management Stockholders Agreements is hereby amended and restated in its entirety to read as follows:

All Stock purchased or held by the applicable Management Stockholder Entities pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Registration Rights Agreement except for Stock that is subject to the Waiver dated December 9, 2009 and except for Stock that is subject to any other existing or future complete waiver of the transfer restrictions set forth in Section 2(a) and Section 3 hereof (the “Waiver Stock”).

(b)

The first sentence of Section 9(b) of the Management Stockholders Agreements is hereby amended by inserting the words “or who owns Banked Shares” immediately following the words “has decided to extend the Piggyback Registration Rights”.

(c)

Section 9(c) of the Management Stockholders Agreements is hereby amended and restated in its entirety to read as follows:

The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of the amounts determined in accordance with (i), (ii) or (iii) below:

(i) the sum of the Banked Shares plus the amount determined by multiplying the number derived in accordance with (1) below by the number derived in accordance with (2) below:

(1) the difference between (A) the number of shares of Stock then held by the Management Stockholder Entities, including all shares of Stock which the Management Stockholder Entities are then entitled to acquire under unexercised Options to the extent then exercisable minus (B) the Banked Shares minus (C) the Waiver Stock, and

(2) a fraction, the numerator of which is the aggregate number of shares of Stock being sold by holders of Registrable Securities and the denominator of which is the difference between the aggregate number of shares of Stock owned by the holders of Registrable Securities minus the Waiver Stock; or

(ii)  the maximum number of shares of Stock which the Company can register in connection with such Request in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata as more fully described in subsection (d) of this Section 9); or

(iii) the maximum number of shares which the Senior Management Stockholder (pro rata based upon the aggregate number of shares of Stock the Senior Management Stockholder and all Other

Management Stockholders who are Senior Management Stockholders have requested to be registered) is permitted to register under the Piggyback Registration Rights.

For purposes of this Agreement, the “Banked Shares” shall mean, with respect to the Management Stockholder Entities, a number of shares equal to the difference between (x) the aggregate number of shares of Stock which the Management Stockholder Entities could have sold in connection with the exercise of their Piggyback Registration Rights in all registrations giving rise to Piggyback Registration Rights of the Management Stockholder Entities, whether contractual or voluntarily extended to the Management Stockholder Entities pursuant to this Section 9,  to the extent provided herein occurring on or after January 1, 2010 (collectively, the “Prior Registrations”) if such Management Stockholder Entities had exercised their Piggyback Registration Rights in full in connection with the Prior Registration minus (y) the aggregate number of shares of Stock sold by the Management Stockholder Entities in all such Prior Registrations.  For the avoidance of doubt, in connection with any Proposed Registration with respect to which Piggyback Registration Rights are not extended pursuant to the terms hereof to a Management Stockholder who is not a Senior Management Stockholder, such Management Stockholder may only make a Request in connection with such Proposed Registration with respect to the Banked Shares (if any) and if such Management Stockholder makes a Request, the Banked Shares shall, for purposes of that Proposed Registration, replace the amount of Stock described in clause (i) above.

2.  Governing Law.  The laws of the State of Tennessee applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Amendment.

3.  Counterparts.  This Amendment may be executed in counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

4.  No Other Amendments.  Except to the extent expressly amended by this Amendment, all terms of the Management Stockholders Agreements shall remain in full force and effect without amendment, change or modification.

IN WITNESS WHEREOF, each of the following have executed this Amendment as of the date first set forth above.

DOLLAR GENERAL CORPORATION

By:	/s/ Susan S. Lanigan
Name:	Susan S. Lanigan
Title:	EVP & General Counsel

BUCK HOLDINGS, L.P.

By:	/s/ Raj Agrawal
Name:	Raj Agrawal
Title:	Manager and Vice President

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